UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 30, 2026
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On August 5, 2026, Pacific Biosciences of California, Inc. (the “Company”) announced its financial results for its second fiscal quarter ended June 30, 2026. A copy of the press release containing the announcement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On July 30, 2026, the Board of Directors (the “Board”) of the Company approved a restructuring plan to continue to better align the Company’s organizational structure and resources with its strategic initiatives. The restructuring includes operating expense reductions and a reduction in force (the “Reduction in Force”). These restructuring actions are expected to result in a workforce reduction of approximately 40 employees, or approximately 8% of the Company's workforce, as the Company aligns its organizational structure with its strategic priorities. Including the Reduction in Force and related non-headcount cost actions, the Company expects to reduce its annualized operating expenses by $30 million to $40 million by the end of 2027.
The Company estimates that it will incur aggregate pre-tax charges of approximately $2.0 million in connection with the Reduction in Force, primarily consisting of severance payments, employee benefits, outplacement services and related costs. The Company expects that the Reduction in Force will be completed and that these charges will be incurred in the third quarter of 2026.
This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expected workforce reductions, the expected operating expense reductions, the expected timing of such reduction and the charges and financial impact associated with such reductions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, risks related to the Company’s operating expense reductions and the Company’s ability to accurately estimate the charges associated with such reductions. Other factors that could cause actual results to differ from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition, the charges associated with the Company’s operating expense reductions may be greater than anticipated. The Company’s operating expense reductions may have an adverse impact on the Company’s business and results of operations. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except as required by law, the Company disclaims any obligation to update information contained in any forward-looking statements contained in this Item 2.05 whether as a result of new information, future events, or otherwise.
ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 30, 2026, the Board appointed Mark Van Oene, age 54, as the Company’s President and Chief Executive Officer and as a member of the Board, effective August 5, 2026 (the “Effective Date”). Mr. Van Oene succeeds Christian Henry, who stepped down as President and Chief Executive Officer as of the Effective Date. Mr. Henry will continue to serve on the Board.
In connection with his appointment as Chief Executive Officer, the Company and Mr. Van Oene entered into an employment agreement (the “Employment Agreement”). The terms of the Employment Agreement provide that Mr. Van Oene will receive an annual base salary of $743,000, effective August 16, 2026. Mr. Van Oene will have an annual target bonus opportunity equal to 100% of his base salary, subject to achieving performance goals established by the Board. For 2026, Mr. Van Oene’s target bonus opportunity will be based (i) 80% on the Company’s achievement of corporate goals and (ii) 20% on certain individual performance criteria. Pursuant to the Employment Agreement, effective on the second business day after the filing of the Form 10-Q (as defined below) and subject to approval by the Board, Mr. Van Oene will be granted (i) a stock option to purchase shares of the Company’s common stock (the “Common Stock”) with a grant date value of $1,687,500, at an exercise price per share equal to the fair market value per share on the date of grant (the

“Option”), and (ii) an award of restricted stock units in respect of shares of Common Stock with a grant date fair value of $562,500 (the “RSU”). The Option will be scheduled to vest monthly over three years measured from the grant date, and the RSU will be scheduled to vest as to 1/3rd of the shares on each anniversary of the grant date, each subject to his continued employment with the Company through each applicable vesting date. The number of shares of Common Stock subject to each Award will be determined in accordance with the Company’s equity grant policy.
Concurrently with the Employment Agreement, Mr. Van Oene became entitled to the terms of a Second Amended and Restated Change in Control and Severance Agreement (the “New Severance Agreement”), which supersedes and replaces the Amended and Restated Change in Control and Severance Agreement by and between the Company and Mr. Van Oene, effective December 12, 2024 (the “Prior Severance Agreement”). Under the New Severance Agreement, in the event of a termination of his employment without cause, or his resignation from such employment for good reason, each in connection with a change in control, Mr. Van Oene will receive a lump sum cash payment equal to 18 months of his base salary and Company-paid premiums for continuation coverage pursuant to COBRA for up to 18 months (each increased from 12 months). The terms of the New Severance Agreement are otherwise materially consistent with the terms of the Prior Severance Agreement, a copy of which was filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Mr. Van Oene will not receive any additional consideration as a member of the Board while serving as Chief Executive Officer.
The foregoing description of the key terms of the Employment Agreement and New Severance Agreement does not purport to be complete and is qualified in its entirety by the Employment Agreement and New Severance Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
The Company previously reported in its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2026, information regarding Mr. Van Oene required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K, and such information is hereby incorporated by reference into this Current Report on Form 8-K.
The Company and Mr. Henry have entered into a Transition Agreement and Release (the “Transition Agreement”) that contains a general release of claims in favor of the Company and confidentiality provisions and supersedes Mr. Henry’s prior employment agreement. Pursuant to the Transition Agreement, the Company will continue to employ Mr. Henry in the role of Senior Business Advisor, from August 5, 2026 through December 31, 2026 (such period, the “Transition Period,” and such date, the “Separation Date”). Mr. Henry will report to Mr. Van Oene. During the Transition Period, Mr. Henry will receive a base salary of $12,907.62 per month, commencing August 16, 2026, and his outstanding equity awards will continue to vest in accordance with their terms. If Mr. Henry’s employment is terminated without cause prior to December 31, 2026, he will receive the base salary he otherwise would have been paid had he remained employed through December 31, 2026. In addition, if Mr. Henry timely elects to continue his participation in the Company’s group health insurance plan under applicable COBRA regulations, the Company will pay the applicable COBRA premiums for up to 18 months, commencing on September 1, 2026. Mr. Henry will not be eligible to earn a 2026 annual cash incentive (the “2026 Cash Incentive”) unless, prior to expiration of the Transition Period, the Transition Agreement is extended by mutual agreement of the parties such that Mr. Henry remains an employee of the Company through the date 2026 bonuses are actually paid to the other senior executives of the Company. The amount of the 2026 Cash Incentive payable to Mr. Henry, if any, will be based on an annual target amount of $154,891.40 and subject to achievement of the performance goals set and determined by the Board, with any achieved amount payable at the same time as other senior executives of the Company but no later than March 15, 2027.
Additionally, the Transition Agreement provides that, subject to effectiveness of a separation agreement and release between the Company and Mr. Henry, Mr. Henry will receive a lump sum cash payment equal to $1,161,685.50, less applicable withholdings, which shall be paid within 10 business days after the effective date of such separation agreement. Following the Separation Date, Mr. Henry will continue to serve on the Board, will continue to vest in his outstanding equity awards and will be eligible to participate in the Company’s outside director compensation policy, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2026.
The foregoing description of the key terms of the Transition Agreement does not purport to be complete and is qualified in its entirety by the Transition Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

ITEM 7.01.    REGULATION FD DISCLOSURE.
On August 5, 2026, the Company issued a press release relating to the leadership changes discussed in Item 5.02 of this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
The information furnished in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1+	Employment Agreement Employment Agreement by and between the Registrant and Mark Van Oene, effective August 5, 2026.

10.2+	Second Amended and Restated Change in Control and Severance Agreement by and between the Registrant and Mark Van Oene, effective August 5, 2026.

10.3+	Transition Agreement and Release by and between the Registrant and Christian O. Henry, effective August 5, 2026.

99.1	Press Release dated August 5, 2026, titled “PacBio Announces Second Quarter 2026 Financial Results” (furnished and not filed herewith solely pursuant to Item 2.02).

99.2	Press Release dated August 5, 2026, titled “PacBio Appoints Mark Van Oene as Chief Executive Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Jim R. Gibson
Jim R. Gibson
Chief Financial Officer
Date: August 5, 2026